Solaris Signs Definitive Agreements to Acquire migme, Building on Previous Pixel Mags Acquisition

Solaris Power Cells, Inc. a growth focused digital media holding company engaged in the acquisition and management of overlooked and undervalued media properties, announces that it has signed definitive agreements to acquire migme, one of Asia’s fastest growing social media platforms, with approximately 35 million monthly active users (MAU’s).

New York, NY, April 21, 2017 —(PR.com)— Solaris Power Cells, Inc. (“Solaris” or the “Company”) (SPCL), a growth focused digital media holding company engaged in the acquisition and management of overlooked and undervalued media properties, announces that it has signed definitive agreements to acquire migme (ASX:MIG) - one of Asia’s fastest growing social media platforms, with approximately 35 million monthly active users (MAU’s).

Solaris is adding to its media technology holdings, notably distribution-as-a-service company PixelMags, which takes publishers’ content and automatically formats and natively distributes across platforms.

“This agreement shows our acquisition strategy is starting to yield positive results. After nearly ten months since acquiring PixelMags, we’re announcing our second acquisition and remain excited about the combined potential,” stated Neil Kleinman, CEO of Solaris. “This acquisition will add one of Asia’s fastest growing social platforms. Approximately 110 employees will be added to the Solaris team who will play a pivotal role in the future success of the company.”

migme is a global digital media company with a large footprint in Southeast Asia, the fastest growing global mobile market. The platform allows stars and fans to interact together in thousands of digital chat rooms, driving longer user sessions than most other social networks. With a quarterly growth rate of 30%, migme is soon expected to join the ranks of Asia’s largest social media peers like Meitu in China and Hike in India.

Under the definitive agreements, Solaris will acquire all issued capital in Project Goth, Inc., a subsidiary of migme, which owns the operating companies, including the company’s portfolio of intellectual property. Solaris aims to integrate migme’s branded app and other properties - dating app LoveByte, artist management community alivenotdead, social news site Hipwee and ecommerce services through Sold and Shopdeca.

The agreement is subject to Solaris becoming current in its financial and SEC reporting obligations, and other conditions. Management believes the transaction will close by June 15th.

Steven Goh, CEO of migme, said “The proposed transaction provides an opportunity for migme to be more fairly valued on an exchange that better understands technology companies, with a clear peer group to be valued against. We look forward to working with Neil and the Solaris team in creating value for all shareholders.”

About Solaris Power Cells:

Solaris Power Cells, Inc. (SPCL) is a diversified holding company focused on the acquisition and management of undervalued digital media assets. Formerly focused on developing lithium battery technology for commercial applications, the Company currently holds a library of Intellectual Property surrounding digital distribution. The portfolio company PixelMags is a leading distribution-as-a-service company which takes publishers’ content and formats and natively distributes to the varied Digital Newstands such as Apple, Google and Readr platforms.

About migme Limited:

migme Limited (ASX: MIG | WKN: A117AB) is a mobile digital media company capturing growth in global emerging markets. Social entertainment services are delivered through mobile apps migme, artist management community alivenotdead, social news site. The Company is listed and registered in Australia. Headquarters are in Singapore with offices in Malaysia, Indonesia, Taiwan and Hong Kong. Strategic investors include Hon Hai Precision Industry Co., Ltd., trading as Foxconn Technology Group, the Taiwanese multinational electronics contract manufacturing company. For more information, please visit company mig.me

Forward-Looking Statements:

Certain matters discussed in this announcement contain statements, estimates and projections that involve risks to and uncertainties in Solaris Power Cells, Inc. business that may cause actual results to differ materially from those anticipated by the statements made herein. Such statements, estimates and projections constitute forward-looking statements within the meaning of the federal securities laws.

Solaris Power Cells, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The recipient of this information is cautioned not to place undue reliance on forward-looking statements. No representations or warranties are made as to the accuracy of such forward-looking statements or whether any of the projections included herein will be realized.

Contact Information:

Pixel Mags Neil Kleinman 619-629-0922

Contact via Email http://pixelmags.com/en/

Online Version of Press Release:

You can read the online version of this press release at: http://www.pr.com/press-release/713505